SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 5, 2000





                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)


North Carolina                    000-22787                      56-2028446
(State or other                  (Commission                     I.R.S. Employer
jurisdiction                     File No.)                       Identification
of incorporation)                                                Number



                              6144 U.S. 301 SOUTH,
                         FOUR OAKS, NORTH CAROLINA 27524
                    (Address of principal executive offices)


                                 (919) 963-2177
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The Board of Directors of Four Oaks Fincorp, Inc. (the "Company") approved the engagement of Dixon Odom PLLC as the Company's independent public accountants for the year ended December 31, 2000, to replace
PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP was terminated effective September 5, 2000.

         The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for the past two fiscal years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two most recent fiscal years ended December 31, 1999 and 1998 and in the subsequent interim period through September 5, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference to the matter in their report on the financial statements for such years.

         The Company has requested PricewaterhouseCoopers LLP to furnish it with a letter to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated September 12, 2000, is filed herewith as Exhibit 16.01.

         During the last two fiscal years and the subsequent interim period preceding September 5, 2000, the Company did not consult Dixon Odom PLLC regarding any of the matters or events set forth in Regulation S-K Item 304(a)(2)(i) and (ii).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

         Exhibit No.       Description of Exhibit

         16.01             Letter of PricewaterhouseCoopers LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FOUR OAKS FINCORP, INC.



Dated: September 12, 2000                   By: /s/ Ayden R. Lee, Jr.
                                                    ----------------------------
                                                    Ayden R. Lee, Jr.
                                                    Chief Executive Officer and
                                                    President

                                  EXHIBIT INDEX

         Exhibit No.       Description of Exhibit

         16.01             Letter of PricewaterhouseCoopers LLP